Exhibit 99(i)



                                                     CONTACT:
                                                     James C. Rowan Jr.
                                                     Office:  (860) 722-5180

FOR IMMEDIATE RELEASE

                 HSB GROUP, INC. REPORTS SECOND QUARTER RESULTS

HARTFORD, Conn., July 24, 2000 -- HSB Group, Inc. (NYSE-HSB) today reported that second quarter operating income per share, which excludes realized gains, on a fully diluted basis was $.49 compared to $.43 in the first quarter of 2000 and $.57 in the second quarter of 1999. Net income per share, which includes realized gains, was $.67 in the second quarter compared to $.68 in the first quarter of this year and $.76 in the second quarter of 1999.

The combined ratio was 91.1 percent which compares to 93.3 percent in the first quarter and 89.1 percent in the second quarter of last year. Aggregate net earned premiums rose 6.2 percent for the quarter, but were even with 1999 on a year-to-date basis, primarily due to the company's decision to reduce its risk-bearing position in Industrial Risk Insurers. HSB continued to experience double-digit growth year-to-date in its domestic commercial breakdown business reflecting both additional business and pricing increases.

Engineering Services revenues for the second quarter increased 44.6 percent over the second quarter of 1999 and on a year-to-date basis were 39.4 percent ahead of last year. The Engineering Services margin was 6.6 percent for the quarter; the year-to-date margin was 7.3 percent compared to 8.3 percent a year ago. The reduced margin reflects continuing investment in Integrated Process Technologies
(IPT) which manages facility services for large, geographically dispersed organizations.

Income from investment operations was $25.8 million compared to $26.8 million in the second quarter of 1999. Performance of the investment portfolio during the quarter was excellent.

"Earnings for the second quarter were generally in line with our objectives and showed good improvement over the first quarter results," said Richard Booth, chairman, president and chief executive officer. "We are making solid improvement on a variety of profit improvement initiatives as we work to position our company for long-term earnings growth."

HSB Group, Inc. (NYSE-HSB), the parent company of The Hartford Steam Boiler Inspection and Insurance Company, is a global provider of specialty insurance products, engineering services, and management consulting. The Hartford Steam Boiler Inspection and Insurance Company was founded in 1866 to provide loss prevention service and insurance to businesses, industries and institutions. For more information about HSB, visit its web site at www.hsb.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are management's estimates, assumptions and projections and are not guarantees of future performance. Forward-looking statements involve known and unknown risks and uncertainties. These and other important factors, including those mentioned in various Securities and Exchange Commission filings made periodically by the company, may cause the company's actual results and performance to differ materially. Investors and prospective investors should read this news release in conjunction with the company's most recent Form 10-K, Form 10-Q and other documents filed with the Securities and Exchange Commission.

Summary of Operations
In millions, except per share amounts

                                                                   Quarter         Percent        Year-To-Date       Percent
                                                                Ended June 30,     Change         Ended June 30,     Change

                                                               2000        1999                 2000         1999
------------------------------------------------------------------------------------------------------------------------------------

Gross earned premiums                                        $  176.4    $  206.8    -14.7%    $  358.5    $  415.7    -13.8%
Ceded premiums                                                   77.0       113.1                 167.8       225.5
                                                           -------------------------------------------------------------------
   Insurance premiums                                        $   99.4    $   93.7              $  190.7    $  190.2
Claims and adjustment expenses                                   38.1        37.9                  76.9        76.2
Policy acquisition expenses                                      21.7        21.3                  41.5        43.9
Underwriting and inspection expenses                             30.8        24.2                  57.4        48.2
                                                           -------------------------------------------------------------------
   Insurance operating gain                                  $    8.8    $   10.3              $   14.9    $   21.9
                                                           -------------------------------------------------------------------
      Loss ratio*                                                38.3%       40.5%                 40.3%       40.1%
      Expense ratio*                                             52.8%       48.6%                 51.9%       48.4%
      Combined ratio*                                            91.1%       89.1%                 92.2%       88.5%

Engineering services revenues                                $   40.2    $   27.8     44.6%    $   77.2    $   55.4     39.4%
Engineering services expenses                                    37.6        25.6                  71.6        50.8
                                                           -------------------------------------------------------------------
   Engineering services operating gain                       $    2.6    $    2.2              $    5.6    $    4.6
                                                           -------------------------------------------------------------------
      Engineering services operating margin*                      6.6%        8.2%                  7.3%        8.3%

Investment income, net of related interest expense           $   15.6    $   16.6     -6.0%    $   30.5    $   32.3     -5.6%
Realized investment gains                                        10.2        10.2                  23.5        17.3
                                                           -------------------------------------------------------------------
   Income from investment operations                         $   25.8    $   26.8              $   54.0    $   49.6

Interest expense                                                  0.5         0.6                   1.1         1.0
Income before income taxes and distributions
   on capital securities of subsidiary trusts                $   36.7    $   38.7              $   73.4    $   75.1
Income taxes                                                     12.3        11.4                  24.5        22.3
Distribution on capital securities of subsidiary
   trusts, net of tax                                             4.7         4.5                   9.4         9.0
                                                           -------------------------------------------------------------------
Net income                                                   $   19.7    $   22.8              $   39.5    $   43.8
                                                           ===================================================================
Net Income per common share-assuming dilution                $    0.67   $    0.76             $    1.35   $    1.46
Dividends declared per common share                          $    0.44   $    0.42             $    0.88   $    0.84
Average common shares outstanding and common stock
   equivalents                                                   34.1        34.8                  34.3        34.6
------------------------------------------------------------------------------------------------------------------------------
* Computation excludes rounding


Summary of Financial Position
In millions, except per share amounts
                                                             June 30, 2000        December 31, 1999
-------------------------------------------------------------------------------------------------------
Assets
   Cash and short-term investments                             $    107.1             $    126.5
   Fixed maturities, at fair value                                  471.8                  489.8
   Equity securities, at fair value                                 384.5                  381.8
                                                             ------------------------------------------
      Cash and invested assets                                      963.4                  998.1

   Reinsurance assets                                               605.2                  850.3
   Insurance premiums receivable                                     70.6                  104.4
   Engineering services receivable                                   45.8                   39.1
   Fixed assets                                                      55.5                   58.2
   Other assets                                                     212.7                  213.1
                                                             ------------------------------------------
      Total assets                                             $  1,953.2             $  2,263.2
                                                             ==========================================
Liabilities
   Unearned insurance premiums and ceding commissions          $    272.2             $    420.1
   Claims and adjustment expenses                                   674.4                  782.3
   Total borrowings                                                  30.8                   66.6
   Other liabilities                                                186.5                  208.7
                                                             ------------------------------------------
      Total liabilities                                           1,163.9                1,477.7

Company obligated mandatorily redeemable
   capital securities of subsidiary Trust I
   holding solely junior subordinated deferrable
   interest debentures of the Company,
   net of unamortized discount                                      107.0                  109.0

Company obligated mandatorily redeemable
   convertible capital securities of subsidiary
   Trust II holding solely junior subordinated
   deferrable interest debentures of the
   Company                                                          300.0                  300.0
Shareholders' equity                                                382.3                  376.5
                                                             ------------------------------------------
   Total                                                       $  1,953.2             $  2,263.2
                                                             ==========================================
Shareholders' equity per common share*                         $     13.28            $     12.95

Based on common shares outstanding of                                28.8                   29.1

Pro forma shareholders' equity per common
   share assuming conversion of Trust II
   capital securities and net exercise of
   "in the money" HSB stock options*                           $     19.98            $     19.61

Based on pro forma common shares outstanding of                      34.2                   34.5
-------------------------------------------------------------------------------------------------------
*Computation excludes rounding
